UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2026

GRAFTECH INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Delaware	1-13888	27-2496053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

982 Keynote Circle
Brooklyn Heights, OH 44131
(Address of principal executive offices) (Zip Code)

(216) 676-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	EAF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 29, 2026, GrafTech International Ltd. (the “Company”) entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Evercore Group L.L.C. (“Evercore”). Pursuant to the terms of the Equity Distribution Agreement, the Company may offer and sell through Evercore, from time to time and at its sole discretion, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $50,000,000 (the “Offering”).

Subject to the terms and conditions of the Equity Distribution Agreement, Evercore has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell from time to time shares of the Common Stock so designated by the Company as sales agent in accordance with the Company’s orders (including any price, time or size limits or other customary parameters or conditions). The Company cannot provide any assurances that it will issue any Common Stock pursuant to the Equity Distribution Agreement. The sales, if any, of the Common Stock under the Equity Distribution Agreement may be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Equity Distribution Agreement provides that the commission payable to Evercore for sales of Common Stock with respect to which Evercore acts as sales agent shall be up to 3.0% of the gross offering proceeds of Common Stock sold pursuant to the Equity Distribution Agreement. The Equity Distribution Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company has agreed to indemnify Evercore against certain liabilities, including civil liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended. The Company will also reimburse Evercore for certain costs, fees and expenses incurred in connection with the Equity Distribution Agreement. The Offering will terminate upon the earlier of (i) the settlement of the sale of shares of Common Stock subject to the Equity Distribution Agreement having an aggregate offering price equal to $50,000,000 and (ii) the termination of the Equity Distribution Agreement by Evercore or the Company as provided therein. The Company and Evercore may each terminate the Equity Distribution Agreement at any time by giving written notice.

The Company intends to use any net proceeds from the Offering for general corporate purposes, which may include financing operating activities, refinancing indebtedness, capital expenditures or other strategic opportunities, including acquisitions and joint ventures.

The foregoing description of the Equity Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Equity Distribution Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Common Stock will be offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-296171) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on May 22, 2026, and declared effective on May 27, 2026. On May 29, 2026, the Company filed a prospectus supplement with the SEC in connection with the Offering pursuant to the Equity Distribution Agreement.

The legal opinion of Jones Day relating to the legality of the issuance and sale of the Common Stock in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Equity Distribution Agreement dated May 29, 2026, by and between GrafTech International Ltd. and Evercore Group L.L.C.

5.1	Opinion of Jones Day

23.1	Consent of Jones Day (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2026

GRAFTECH INTERNATIONAL LTD.

By:	/s/ Rory O’Donnell
Name:	Rory O’Donnell
Title:	Chief Financial Officer and Senior Vice President

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